CURRENT REPORT FOR ISSUERS SUBJECT TO THE

 1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 20, 2018

Date of Report

(Date of Earliest Event Reported)

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Vertical Computer Systems, Inc. (the “Company”) has entered into a license agreement with Sawblade Ventures, LLC (“Sawblade”). The Sawblade technology is a patented method for integrating flexible distributed security circuits into a customer’s application microelectronics. The method includes a design automation tool and a library of custom security-oriented circuits. The method can be used during the design phase of any of various markets including the Internet of Things (“IoT”) market, defense, automotive, smart grid, and networking. The Sawblade technology can give real-time response, internal monitoring and counter measures to any application.

Under the terms of the license agreement, the Company has obtained a world-wide non-exclusive license to market and distribute the Sawblade technology in the IoT market. The Company may also sublicense the Sawblade technology for use in IoT devices, plus the Company has a six-month option to convert the arrangement to an exclusive license.

The Company will utilize the Sawblade Technology to work with the Company’s Vertical Internet Platform (“VIP”) and provide an end-to-end solution for IoT devices. The VIP is the Company’s patented, clean energy, web server technology on a mobile device, and its use in conjunction with the Sawblade technology is specifically intended to give users of IoT devices a private and secure channel to manage and control their devices.

***

In addition, the Company hereby is providing notice that the Company is changing the proposed date of its Annual Meeting of Stockholders. In lieu of holding the Annual Meeting at 11:00 am (Central Standard Time) on November 27, 2018, the Annual Meeting will be held on a date in mid-January 2019. At the Annual Meeting, the Company will make observations regarding its financial performance and outlook. The new date of the Annual Meeting will be formalized in a future notice.

This Current Report is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose. For new announcements and news releases concerning the Company, please visit the Company’s News Announcements webpage at  http://vcsy.com/announcements.html and the Company Twitter feed at https://twitter.com/VCSYInc.

Certain matters contained in this 8-K constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc. (Registrant)

Date: September 21, 2018	By: /s/ Richard Wade
Richard Wade
President/CEO